SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-US LABORATORIES

                    GABELLI SECURITIES, INC.
                                 9/19/02           23,300-           14.5000
                           GABELLI ASSOCIATES LTD
                                 9/19/02          192,779-           14.5000
                                 9/04/02              100            14.4400
                                 8/30/02            2,000            14.4500
                           GABELLI FUND, LDC
                                 9/19/02            1,600-           14.5000
                           GAF II
                                 9/19/02            1,600-           14.5000
                           GABELLI ASSOCIATES FUND
                                 9/20/02              100            14.4600
                                 9/19/02          174,943-           14.5000
                                 9/17/02              100            14.4500
                                 9/13/02            1,005            14.4500
                                 9/04/02            2,755            14.4400
                                 8/30/02            2,300            14.4500
			  GAMCO INVESTORS, INC.
                                 9/19/02           47,400-           14.5000
                                 9/19/02          160,000-           14.5000
                                 9/18/02           20,000            14.4500
                                 9/13/02            1,005            14.4500
                                 9/03/02            3,300            14.4400
                                 8/30/02            1,500            14.4500
                    GABELLI ADVISERS, INC.
                                 9/19/02           20,000-           14.5000
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 9/19/02           50,000-           14.5000


(1)	THE DISPOSITIONS ON 9/19/02 WERE MADE IN CONNECTION WITH THE CASH
    TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL
              MARKET.

          (2) PRICE EXCLUDES COMMISSION.